UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2009

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2009, Orleans Homebuilders, Inc. (the “Company”) received a limited waiver and amendment extension letter (the “Limited Waiver and Amendment Extension Letter”) from Wachovia Bank, National Association, as agent, in connection with the Company’s Second Amended and Restated Revolving Credit Loan Agreement by and among the Company, its wholly owned subsidiary, Greenwood Financial, Inc., certain affiliates of Greenwood Financial, Inc., Wachovia Bank, National Association, as administrative agent (the “Agent”), and various other lenders dated as of September 30, 2008 (as amended to date, the “Credit Facility”).  The Limited Waiver and Amendment Extension Letter is effective as of October 30, 2009.  Subject to certain conditions, the Limited Waiver and Amendment Extension Letter effectively extends through November 30, 2009 (subject to earlier termination and the ability of Agent to extend the period of effectiveness through December 20, 2009, provided that certain conditions are satisfied) certain amendments to the Credit Facility made by the Second Amendment to the Credit Facility and continued by the Third Amendment to the Credit Facility.  In addition, the Limited Waiver and Amendment Extension Letter temporarily waives compliance with certain covenants set forth in the Credit Facility.  The summary of the material terms of the Limited Waiver and Amendment Extension Letter set forth below is qualified in its entirety by reference to the text of the Amendment Extension Letter, a copy of which is attached hereto as Exhibit 10.1.

Subject to the expiration of the waiver and extension period upon the occurrence of events specified in the Limited Waiver and Amendment Extension Letter (see below), Agent and the lenders temporarily waived the following events of default and anticipated events through November 30, 2009 (subject to the ability of Agent to extend the period of effectiveness through December 20, 2009, provided that certain conditions are satisfied):

•                  The Company and the borrowers under the Credit Facility (collectively, the “Obligors”) are in default under the Credit Facility as of October 31, 2009 due to OHI Financing, Inc.’s failure to make the September 30, 2009 interest payment due under the $30 million issue of trust preferred securities (which constitutes an event of default under the trust preferred securities);

•                  The Obligors anticipate that an event of default will occur under the Credit Facility as of December 1, 2009 due to OHI Financing, Inc.’s anticipated failure to make the October 30, 2009 interest payment under the 1% junior subordinated notes issued in August 2009 in exchange for certain outstanding trust preferred securities (which constitutes an event of default under the 1% junior subordinated notes);

•                  The events of defaults under the Credit Facility which are anticipated, or have occurred, as a result of:

•                  Failure to pay the first additional fee as required by the Credit Facility (estimated to be approximately $13.7 million) on October 31, 2009 (the “First Additional Fee”);

•                  Failure to deliver borrowing base certificates which do not include any of the following temporary liquidity enhancements to the borrowing base implemented by the Second Amendment and Third Amendment:  (i) subtraction from the calculation of Borrowing Base Availability of up to $5.1 million of financial letters of credit; (ii) continued inclusion in the borrowing base of certain parcels of real property known as the “Ewing Tracts”; (iii) adjustments to the category limitation percentages applicable to the determination of the net borrowing base availability; and (iv) appraised value of certain borrowing base assets determined on the basis of appraisals received and finalized before June 8, 2009;

•                  Failure to deliver to Lenders: (i) audited annual financial statements of the Company by October 31, 2009; (ii) a comparison of actual results to budgeted results by October 31, 2009; and (iii) unaudited management—prepared quarterly financial statements of the Company by November 15, 2009; and

•                  Failure to maintain liquidity of $10 million or more, which would result in a default five days after the occurrence of such event.

Initially, the extension period during which the limited waiver is effective runs through November 30, 2009.  The waiver and extension period may, however, be extended through December 20, 2009 (the maturity date of the Credit Facility) by the Agent if the Agent and the Company have reached a mutual agreement in principle on a terms sheet containing the significant terms and conditions for amending and restating the Credit Facility and no event of default has occurred under the Credit Facility (other than those waived in the Limited Waiver and Amendment Extension).  The waiver and amendment extension period will, however, end immediately if:

•                  A creditor of any Obligor exercises or commences any enforcement actions against any Obligor (including without limitation, the acceleration of the debt outstanding pursuant to the $30 million issue of trust preferred securities) as a result of the OHI Financing Inc.’s failure to make the September 30, 2009 payment due under the trust preferred securities or the October 30, 2009 payment due under the junior subordinated notes;

•                  In the reasonable judgment of Agent, Obligors and Agent fail to reach a mutual agreement in principal on a term sheet containing the significant terms and conditions for amending and restating the Credit Facility, subject to completion of due diligence, on or prior to November 5, 2009 which has been extended by Agent to November 12, 2009 and may be extended further;

•                  The Company or any of its affiliates make any bonus payments, incentive payments or any similar payment to any officer, director, employer or affiliates (other than commission or construction bonus payments to filed personnel in the ordinary course of business) during the waiver and amendment extension period;

•                  A notice of borrowing for general working capital and corporate purposes fails to provide sufficient detail of the intended use of the advance or if the use is not deemed satisfactory to Agent, but the payment is made over the Agent’s objection);

•                  The Obligors fail to deliver financial statements to Agent on the next business day after they are filed with the Securities and Exchange Commission; or

•                  The occurrence of any event of default under the Credit Facility or other loan documents, except those events of defaults waived under the Limited Waiver and Amendment Extension Letter.

Upon the termination of the waiver and extension period, the events of default described above will immediately constitute events of default under the Credit Facility with no further notice and Agent and the lenders will be able to exercise all of their rights and remedies under the Credit Facility and under applicable law.

During the waiver and extension period, the borrowing base and the borrowing base availability calculations relating to borrowing base certificates delivered on or after October 30, 2009 will be made using the modifications to the definition of “Borrowing Base Availability and to Article III of the Credit Facility (Notice of Borrowing; Borrowing Base and Borrowing Base Availability) in the Third Amendment to the Credit Facility notwithstanding that such modifications, by their terms, are otherwise no longer effective.  As a result, the liquidity enhancements of contained in the Second Amendment and Third Amendment to the Credit Facility will generally continue to be effective during the waiver and extension period.

Notwithstanding the limited waiver and amendment extension, under the Limited Waiver and Amendment Extension Letter, the First Additional Fee of approximately $13.7 million was earned on October 31, 2009.  Presently, the Company does not have sufficient liquidity available to pay this fee.  The event of default caused by the failure to pay the First Additional Fee is, however, waived during the waiver and amendment extension period, thereby effectively deferring payment of the fee until termination of the waiver and amendment extension period.  Furthermore, solely for purposes of certain certifications in any notice of borrowing relating to the tangible net worth covenant in the Credit Facility, the Obligors may make the certifications without giving effect to the accrual of the First Additional Fee.

The Limited Waiver and Amendment Extension letter also extended until the end of the waiver and amendment extension period the lenders’ consent for the Company to enter into an exchange offer with respect to its outstanding $30 million issue of 8.52% unsecured junior subordinated trust preferred securities issued by the Company’s affiliate Orleans Homebuilders Trust I provided that (i) the terms of the exchange offer for those trust preferred securities are substantially similar to, and no less favorable to the Obligors and the lenders, than the terms of exchange of the Company’s previously outstanding $75 million issue of trust preferred securities, as determined by the Agent, (ii) the documentation for the exchange offer is in form and substance satisfactory to the Agent, and (iv) no event of default (other than those waived by the Limited Waiver and Amendment Extension Letter), or any condition or event that, after notice or lapse of time or both, would constitute an event of default, has occurred and is continuing as of the effective date of the exchange offer.

The Company currently anticipates that the one-month liquidity enhancement provided by the Limited Waiver and Amendment Extension Letter should meet the Company’s liquidity needs only up to approximately November 30, 2009.  The Company anticipates that without either a Credit Facility maturity extension and other modifications, or an additional amendment to the Credit Facility to increase borrowing base availability on or before November 30, 2009: (i) the net borrowing base availability at that time will be significantly less than the borrowings under the Credit Facility at that time; (ii) the Company will be unable to pay an existing loan fee earned by the lenders without an additional amendment to defer the timing of the payment of such loan fee; (iii) the Company will likely violate the minimum liquidity covenant at some time in or before early December 2009; (iv) the Company will violate certain other covenants under the Credit Facility at that time (or shortly thereafter); and (v) the Company will likely not have sufficient liquidity to continue its normal operations at that time (or shortly thereafter).  In addition, the Company may need additional amendments to its Credit Facility for a variety of reasons on or prior to November 30, 2009.  For additional discussion of the Company’s liquidity, including a discussion of the scheduled December 20, 2009 maturity date of the Company’s Credit Facility, please refer to the Liquidity and Capital Resources section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission on May 15, 2009, as well as the Current Reports on Form 8-K and press releases filed with the Securities and Exchange Commission on August 14, 2009 and October 6, 2009 and the Company’s Form 12b-25 filed with the Securities and Exchange Commission on September 29, 2009.

On November 5, 2009 the Company issued a press release announcing the Limited Waiver and Amendment Extension Letter, a copy of which is furnished herewith as Exhibit 99.1.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Item 1.01 is incorporated herein by reference.

But for the Limited Waiver and Amendment Extension Letter, the occurrence of one of more of the events of default and/or anticipated events of default described above would allow the lenders to exercise all of their remedies under the Credit Facility, including accelerating payment of the entire amount outstanding under the Credit Facility.  As of November 4, 2009, there is approximately $328 million of principal outstanding, plus accrued interest of approximately $1.6 million.  The earliest date on which any of the events of default or anticipated events of default under the Credit Facility described above occurred is October 31, 2009.

OHI Financing, Inc., a wholly-owned subsidiary of the Company, did not make the scheduled $639,000 quarterly interest payment due on September 30, 2009 under the 8.52% junior subordinated note underlying the $30 million issue of trust preferred securities during the applicable grace period.  As a result, an event of default occurred on October 31, 2009 under the junior subordinated note indenture dated as of September 30, 2005 entitling the trustee and/or the holders of the trust preferred securities to exercise all of their remedies under such junior subordinated note indenture, including accelerating payment of the outstanding principal and accrued, but unpaid interest, together with a premium of 7.5% of the outstanding principal.  Currently, there is $30 million of principal outstanding under the 8.52% junior subordinated note, plus accrued interest of approximately $852,000.  The junior subordinated note is guaranteed on a subordinated basis by the Company.

Item 3.01 Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 2, 2009, the Company received a written notice from the NYSE Amex LLC (the “Exchange”) stating that the Company is not in compliance with the Exchange’s continuing listing criteria set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide because it failed to timely file its Annual Report on Form 10-K  (the “Form 10-K”) for the fiscal year ended June 30, 2009 and such failure constitutes a material violation of its listing agreement with the Exchange authorizing the Exchange to suspend and, unless prompt corrective action is taken, remove the Company’s common stock from the Exchange pursuant to Section 1003(d) of the Company Guide.  The Company intends to comply with requirements set forth in the written notice by submitting a plan of compliance to the Exchange by November 16, 2009 advising the Exchange of the actions the Company intends to take to bring the Company into compliance with the applicable provisions of the Company Guide by February 2, 2010.

As previously reported, the Company could not timely file its Form 10-K without unreasonable effort or expense.  The Company is working as expeditiously as possible to finalize its accounting and related disclosure for the period covered by its Form 10-K and currently expects to file the Form 10-K during the month of December 2009.  The Company can, however, offer no assurance that it will file its Form 10-K at or before that time.

On November 5, 2009 the Company issued a press release announcing receipt of the written notice from NYSE Amex LLC, a copy of which is furnished herewith as Exhibit 99.1.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated or expected financing arrangements, anticipated amendments to its Credit Facility, payments on its 8.52% Trust Preferred Securities and the New Junior Subordinated Notes, anticipated increases in net new orders, conditions in or recovery of the housing market, and economic conditions; the Company’s long-term opportunities; continuing overall economic conditions and conditions in the housing and mortgage markets and industry outlook; anticipated or expected operating results, revenues, sales, net new orders, backlog, pace of sales, spec unit levels, and traffic; future or expected liquidity, financial resources, debt or equity financings, amendments to or extensions of our existing revolving Credit Facility, strategic transactions and alternatives; other alternative recapitalization or exchange offer transactions; the anticipated impact of bank reappraisals; future impairment charges; future tax valuation allowance and its value; anticipated or possible federal and state stimulus plans or other possible future government support for the housing and financial services industries; anticipated cash flow from operations; reductions in land expenditures; the Company’s ability to meet its internal financial objectives or projections, and debt covenants; potential future land sales; the Company’s future liquidity, capital structure and finances; the Company’s response to market conditions; and the Company’s response to the Exchange’s notice concerning listing requirements.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, our ability to modify or extend our existing Credit Facility or otherwise engage in a financing or strategic transaction; the availability and cost of labor and materials, our dependence on certain key employees and weather conditions.  In addition, there can be no assurance that the Company will be able to obtain any amendment to or extension of its existing revolving Credit Facility or other alternative financing or adjust successfully to current market conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d)                                Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Limited Waiver and Amendment Extension Letter, dated as of October 30, 2009, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto (filed herewith).

99.1	Press release of Orleans Homebuilders, Inc. dated November 5, 2009 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 5, 2009

Orleans Homebuilders, Inc.

By:	Garry P. Herdler
	Name:	Garry P. Herdler
	Title:	Executive Vice President, Chief Financial Officer and Principal Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Limited Waiver and Amendment Extension Letter, dated as of October 30, 2009, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto (filed herewith).

99.1	Press release of Orleans Homebuilders, Inc. dated November 5, 2009 (furnished herewith).